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Exhibit 5.13

CONSENT OF P. GODIN

The undersigned hereby consents to reference to the undersigned's name included or incorporated by reference in the Registration Statement on Form F-10 being filed by IAMGOLD Corporation under the United States Securities Act of 1933, as amended, in connection with the technical report dated September 2005, entitled "Cambior—Rapport Technique—Projet Camp Caiman—Norme Canadienne 43-101", and to all other references to the undersigned's name included or incorporated by reference in such Registration Statement.

Date: March 9, 2009

/s/ PATRICK GODIN Name: Patrick Godin, P. Eng. Title: Vice-president Project Development Company: GMining Services Inc.

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  Exhibit 5.13
CONSENT OF P. GODIN